Exhibit 10.1

Certain identified information has been excluded from the exhibit filed herewith because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Such excluded information is indicated by brackets and asterisks (“[***]”) in the filed exhibit.

Subscription Agreement

Dated 26th MAY 2026

TREASURE GLOBAL INC

(Registration No. 7908921)

(“Company” or “TGL”)

AND

THE PARTIES DESCRIBED IN SCHEDULE 1

(“the Investors”)

SUBSCRIPTION AGREEMENT

Certain identified information has been excluded from the exhibit filed herewith because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Such excluded information is indicated by brackets and asterisks (“[***]”) in the filed exhibit.

Subscription Agreement

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made on 26th May 2026

BETWEEN

TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“Company” or “TGL”) of the first part;

AND

THE PARTIES DESCRIBED IN SCHEDULE 1 (“Investor”)

[TGL and the Investors shall hereinafter be referred to each as “Party” and collectively as “Parties”]

RECITALS

(A)	Subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended, the Company desire to issue and sell to the Investor, and the Investor desire to purchase $1,200,000 of shares of the Company’s common stock in four (4) equal tranches (“the Shares”).

(B)	The Parties hereby agree and acknowledge that the Investor’s subscription commitment under this Agreement shall be binding and irrevocable, subject always to the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

1	DEFINITIONS

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

Business Day	means a day, excluding Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for general business in New York, NY;

Subscription Agreement

Completion	means the date on which all Tranche Payments and all other amount due from the Investor to the Company under this Agreement have been duly paid in full

Completion Date	means with respect to Tranche 1, May 26, 2026, with respect to Tranche 2, June 2, 2026, with respect to Tranche 3, June 16, 2026, and with respect to Tranche 4, June 23,2026

Completion Date Price	means for any Tranche the closing price of the Company’s common stock on the Trading Day immediately prior to the applicable Completion Date

Execution Date Price	means $3.88 per share

Investment Amount	means the aggregated sum of One Million Two Hundred Thousand United Staes Dollars (US$1,200,000.00)

SEC	means the United States Securities and Exchange Commission;

Shares	has the meaning set forth in Recital A;

Trading Day	means a day on which the principal Trading Market is open for trading

Trading Market	means any of the following markets or exchanges on which the common stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market (or any successors to any of the foregoing)

Tranche	means any of Tranche 1, Tranche 2, Tranche 3 and Tranche 4 as set forth in Schedule 1 and Tranches means all of them

Tranche Payment	means $300,000

Tranche Shares	means, in relation to any Tranche, the number of Shares equal to the Tranche Payment divided by the greater of (x) the Execution Date Price and (y) the Completion Date Price for such Tranche

2	interpretations

2.1	In this Agreement, words importing the singular or the masculine gender will include the plural or the feminine/neuter genders or vice versa and references to persons include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state.

Subscription Agreement

2.2	The headings and sub-headings in this Agreement are inserted for convenience only and are to be ignored when construing the provisions of this Agreement.

2.3	Any reference to statutes and rules made include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it.

2.4	Save for the definition of the U.S. Law, the word “law” or “laws” means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law, the compliance with which is in accordance with the general practice of person to whom the directive, regulation, request or requirement is addressed) to which this Agreement is governed (but excluding U.S. Law). In relation to the U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule and regulation of the United States of America. If the contents requires that U.S. Law to be included in the interpretation of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any law, status or regulations includes any modification or re-enactments thereof.

3	AGREEMENT TO SUBSCRIBE

3.1	Subject to the terms of this Agreement, the Investor hereby irrevocably and unconditionally agrees to subscribe for and invest and the Company agrees to issue and sell to the Investor, the Shares as described in Schedule 1 for an aggregate Investment Amount payable in Tranches. The Investor agrees and acknowledges that its obligation to fund each Tranches Payment is present and binding contractual binding commitment and is not subject to any financing contingency, discretion, change in market conditions, or other condition, except as expressly set forth in this Agreement.

3.2	Each Tranche Payment must be paid in immediately available cleared funds to the following bank account:

Beneficiary Bank	:	[***]
Bank account number	:	[***]
Currency Account	:	USD
Swift Code	:	[***]
Bank Address	:	[***]
Routing Number	:	[***]

Subscription Agreement

3.3	Each Tranche will be closed separately on its Completion Date. The Investor’s commitment to subscribe for and fund all Tranches is a single binding obligation under this Agreement, and failure to fund any Tranche will constitute a material breach of this Agreement.

3.4	Upon receipt of each Tranche Payment, the Company shall allot and issue to the Investor the number of Shares calculated based on the closing price of the Company’s common stock one (1) trading day immediately preceding the date of receipt of the relevant Tranche Payment.

3.5	Time is of the essence in relation to the payment of each Tranche Payment.

3.6	For clarity, no fractional Shares shall be issued, and any fractional share resulting from this calculation shall be rounded up to the nearest whole Share.

3.7	The Company agrees to allot and issue to the Investor the Shares free from all liens, charges, and encumbrances, subject to the terms and conditions set out herein.

3.8	All shares issued to the Investors under this Agreement shall be “restricted securities” as defined under the U.S. Securities Act of 1933, as amended, and shall be subject to the resale limitations of Rule 144 Securities Exchange and Commission and any other applicable securities laws, regulations, and Company policies.

4	COMPLETION

4.1	Completion of each Tranche will occur on the Completion Date for that Tranche. On or promptly following receipt of the relevant Tranche Payment in full and in cleared funds, the Company will:

4.1.1	issue and allot the corresponding Tranche Shares to the Investors, credited as fully paid; and

4.1.2	Tranche Shares in book entry form, free and clear of any liens or other restriction whatsoever (other than those arising under state or federal securities laws or as set forth herein), registered in the name of Investor or to a custodian designed by the Investors, as applicable.

4.2	The Company will have no obligation to issue, allot, register or delivery any Tranche Shares unless and until the corresponding Tranche Payment has been received in full and in cleared funds.

Subscription Agreement

4.3	Conditions to each Completion

4.3.1	The Company’s obligation to issue Tranche Shares for any Tranche is subject to satisfaction or waiver by the Company of each of the following conditions:

(a)	the Company has received the applicable Tranche Payment in full and in immediately available cleared funds;

(b)	the representations and warranties of the Investor set forth in this Agreement are true and correct in all material respects as of the applicable Completion Date; and

(c)	Investor shall have performed, satisfied and complied in all material respects with covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Completion.

5	warranties

5.1	Warranties of the Company

5.1.1	The Company warrants and represents to the Investors:-

(a)	that the statements contained in this Agreement are true and accurate in all respects;

(b)	that no order has been made or petition has been presented for the winding-up of TGL;

(c)	that the Company is duly incorporated under the laws of the State of Delaware and has the power and capacity to enter into and to execute all relevant documents pertaining to this Agreement and all necessary corporate, governmental and other approvals have been obtained to enable the Company to perform the terms and conditions as set out in this Agreement;

(d)	that the Shares are free from encumbrances;

(e)	that the Shares will be validly issued;

(f)	that all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or license or the making of any filing or registration) (i) in order to enable them to lawfully enter into, exercise its rights and perform and comply with their obligations under this Agreement and to ensure that those obligations are legally binding and enforceable and (ii) for the issuance of the Shares, are fulfilled and done; and

(g)	that there are no current or pending legal proceedings against the Company or any of their directors or shareholders.

Subscription Agreement

5.2	Warranties of the Investor

The Investor warrants and represents to the Company:

5.2.1	that the Investor has full knowledge of and undertakes that:-

(a)	the Shares involves risks as the return to the Investors is depending upon the performance of TGL and that the Investor shall take full cognizance of all risks in connection with the Shares; and

(b)	any projections, predictions, information and/or materials, made available to the Investor in connection with the Shares, are derived from TGL’s reasonable estimation, assumptions and/or forecasts and, are made available without representations or warranties as to its accuracy and or completeness. The Investor hereby expressly agrees that any reliance upon or conclusions drawn therefrom shall be at such Investor’s own risk and shall not give rise to any liability of or against the Company.

5.2.2	that the Investor shall undertake to meet all the terms and conditions stipulated herein;

5.2.3	that the Investor agrees to abide by and comply with all relevant anti-money laundering laws and regulations that are in force and to ensure that by subscribing to the Shares will not be in breach of any laws and regulations that are in force from time to time; and

5.2.4	that the Investor has read and fully understands the terms and conditions of this Agreement and that the Investor has obtained advice from Investor’s advisors independent from the Company and TGL, including but not limited to, the Investor’s personal investment, tax and/or legal advisors prior to the subscription of the Shares and the Investor did not rely on any other representation(s) and/or information(s) that is/are inconsistent with the terms and conditions herein.

5.2.5	The Investor represents and warrants to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any distribution in violation of the Securities Act.

5.2.6	the investor is not an individual, the Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligation under this Agreement.

5.2.7	the investor is not an individual, the Investor has obtained all necessary approvals, consents and authorisation from its board of directors to enter into this Agreement and the undersigned has been duly authorised by its board of directors;

Subscription Agreement

6	REGISTRATION OF TRANCHE SHARES

6.1	The Company agrees that, within sixty (60) calendar days after the initial Completion Date (“Filing Deadline”), the Company will file with SEC (at the Company’s cost and expense) a registration statement on Form S-1 or Form S-3 (“Registration Statement”), registering under the Securities Act the resale of all Tranche Shares and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90th calendar day (or 120th calendar days if the commission notifies the Company that it will “review” the Registration Statement following Filing Deadline and (ii) the 10th business day after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (“Effectiveness Date”) provided that if such day falls on a days that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC, provided that if the SEC requests that Investor be identified as a statutory underwriter in the Registration Statement, the Investor shall have an opportunity to withdraw the Tranche Shares from the Registration Statement upon its written request to the Company, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Tranche Share at a later date.

6.2	Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Tranche Shares proposed to be registered under the Registration Statement due to limitation on the rule or regulation of Securities Act for the resale of the Tranche Shares held by any Investor, such Registration Statement shall register for resale such number of Tranche Shares which is equal to the maximum number of Company’s shares as is permitted to be registered by the SEC. In such event, the number of Tranche Shares to be registered for each Investor named in the Registration Statement shall be reduced pro rata among all such Investors.

6.3	The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable effort to cause such Registration Statement to remain effective with respect to the Investor, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent registration statement free of any material misstatement or omissions, until the earliest of (i) two (2) years from the date on which the Registration Statement is initially declared effective by the SEC or commission, (ii) the date on which all of the Tranches Shares shall have been sold, (iii) the first date on which the Investor can sell all of its Tranches Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for the Company to be in compliance with current public information required under the Rule 144. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company shall use commercially reasonable effort to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Tranches Shares pursuant to Registration Statement or Rule 144 under the Securities Act (when Rule 144 under the Securities Act becomes available to the Company), as applicable, qualify the Tranches Shares for listing on the applicable stock exchange on which the common stock are then listed and update or amend the Registration Statement as necessary to include the Tranches Shares.

6.4	The Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d under the Exchange Act, of the Tranches Shares to the Company upon request to assist the Company in making the determination described above.

7	INDEMNITY

Each Party agrees and undertakes with the other Party to indemnify and keep indemnified and hold harmless the other Party from and against all losses, liabilities, obligations, damages, judgments, deficiencies, claims, demands, suits, proceedings, arbitration, assessments, costs and expenses (including without limitation, expenses of investigation and enforcement of this indemnity and reasonable solicitors’ fees and expenses), suffered, incurred or sustained by the other Party, directly or indirectly, as a result of or arising out of:

(a)	a breach or breaches of the warranties given by the Party;

Subscription Agreement

(b)	any misrepresentation by the Party; or

(c)	any breach of any term or condition under this Agreement by the Party.

Each Party agrees to notify the other Party promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement and shall be in addition to any liability that each Party might otherwise have to any indemnified party under this Agreement or otherwise.

8	UNDERTAKINGS

The Parties hereby undertake to each other that it will promptly furnish to the other Party such information as the other Party may reasonably require from time to time in order to complete the Transaction.

8	TERMINATION

8.1	In the event that the Investors fail to pay the Investment Amount to the Company, the Company shall be entitled to:

(a)	Terminate this Agreement; and

(b)	Cancel all the Shares issued to the Investor.

8.2	In the event the Company fails to transfer the Shares in accordance with the terms of this Agreement, the Investors shall be entitled to terminate this Agreement.

9	NOTICES

9.1	Service of Notice

A notice or other communication required or permitted, under this Agreement, to be served on a Party must be in writing and deemed given and effective on the earliest of:-

(a)	Receipt by way of personal service;

Subscription Agreement

(b)	the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any business day,

(c)	by way of delivery at the Party’s current address for service of process;

(d)	the third business day following the date of mailing, if sent by an internationally recognized air courier service,; or

(e)	by facsimile.

9.2	Particulars for Service

9.2.1	The particulars for service of the Investor and the Company are as stipulated above.

9.2.2	Any Party may change its particulars for service by way of written notice to the other.

10	GENERAL

10.1	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereby submit to the jurisdiction of the courts exercising jurisdiction in Malaysia.

10.2	Time

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

10.3	Waiver and Exercise of Rights

10.3.1	Notwithstanding any provisions stated herein, a single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right.

10.3.2	No party will be liable for any loss or expenses incurred by another party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

Subscription Agreement

10.4	Further Assurance

The Parties covenant with each other that they will respectively sign execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

10.5	Extent of Agreement

This Agreement binds the heirs, personal representatives, successors-in-title, assigns or nominees, as the case may be, of the Parties. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

10.6	Illegality and Severability of Provisions

10.6.1	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect its legality, validity or enforceability under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

10.6.2	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

10.6.3	If it is not possible to read down the provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

10.7	Costs and Expenses

10.7.1	Each Party shall bear its costs and expenses incurred in the preparation and execution of this Agreement.

10.7.2	Each Party shall bear its own costs and/or expenses incurred from any disputes arising out of or in connection with this Agreement, unless otherwise stipulated or agreed.

10.8	Entire Agreement

This Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter and supersedes all previous term sheets, proposals, representations, warranties, agreements relating thereto whether oral, written or otherwise and no Party shall modify this Agreement unless with the written consent of all Parties.

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Subscription Agreement

EXECUTED BY the Parties as an agreement on the date first stated hereof:

Company

Signed by	)
for and on behalf of	)
TREASURE GLOBAL INC	)
(Registration No. 7908921))

/s/ Sam Teo Chong Chan
Name: Sam Teo Chong Chan
Designation: Acting CEO
Email address:

SIGNED BY THE INVESTOR
For and on behalf of	)
LEGACY TRUSTEE BERHAD	)
(Company Registration No.	)
202401010464 [1556314-V]))

/s/ Chan Sook Yee
Name: Chan Sook Yee
Designation: Director
Email address:

Certain identified information has been excluded from the exhibit filed herewith because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Such excluded information is indicated by brackets and asterisks (“[***]”) in the filed exhibit.

Subscription Agreement

SCHEDULE 1

(which is to be taken read and construed as an integral part of this Agreement)

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
Tranches	Date	Name of Investor(s)	Company Registration No.	Address	Payment Amount (USD)
1	May 26, 2026	LEGACY TRUSTEE BERHAD	202401010464 (1556314-V)	B-3A-20, B-3A-21 Kompleks Perindustrian EMHUB, Persiaran Surian, Seksyen 3, Taman Sains Selangor, 47810 Kota Damansara, Petaling Jaya, Selangor	300,000
2	June 02, 2026	LEGACY TRUSTEE BERHAD	202401010464 (1556314-V)	B-3A-20, B-3A-21 Kompleks Perindustrian EMHUB, Persiaran Surian, Seksyen 3, Taman Sains Selangor, 47810 Kota Damansara, Petaling Jaya, Selangor	300,000
3	June 16, 2026	LEGACY TRUSTEE BERHAD	202401010464 (1556314-V)	B-3A-20, B-3A-21 Kompleks Perindustrian EMHUB, Persiaran Surian, Seksyen 3, Taman Sains Selangor, 47810 Kota Damansara, Petaling Jaya, Selangor	300,000
4	June 23, 2026	LEGACY TRUSTEE BERHAD	202401010464 (1556314-V)	B-3A-20, B-3A-21 Kompleks Perindustrian EMHUB, Persiaran Surian, Seksyen 3, Taman Sains Selangor, 47810 Kota Damansara, Petaling Jaya, Selangor	300,000

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